99.906 Cert.
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies in his capacity as Treasurer and President, respectively, of COLORADO BONDSHARES — A TAX-EXEMPT FUND (the “Fund”), that:
     (a) The Form N-CSR of the Fund for the period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.
SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO COLORADO BONDSHARES A TAX-EXEMPT FUND AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.
COLORADO BONDSHARES — A TAX-EXEMPT FUND
Date: June 8, 2007

/s/ Andrew B. Shaffer

Andrew B. Shaffer
President & Treasurer
(Principal Executive Officer and
Principal Financial Officer)